UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): July 1, 2005
                                                          ---------------

                                CBRL GROUP, INC.


     Tennessee                       0-25225                      62-1749513
------------------              ------------------             -----------------
(State or Other               (Commission File Number)        (I.R.S. Employer
Jurisdiction of                                              Identification No.)
 Incorporation)

                  305 Hartmann Drive, Lebanon, Tennessee 37087

                                 (615) 444-5533


Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

     On July 1, 2005 CBRL Group, Inc. (the "Company") entered into an employment agreement (the "Agreement"), effective as of August 1, 2005 (the "Effective Date"), with Michael A. Woodhouse. Mr. Woodhouse currently serves as the Chairman, President and Chief Executive Officer of the Company.

     Under the Agreement, Mr. Woodhouse will continue to serve as the Chief Executive Officer of the Company and, during its term, also is required to hold either the title of Chairman or President. Unless extended or earlier terminated, the Agreement will terminate on July 31, 2008. Beginning August 1, 2008, the Agreement automatically will be extended for one-year terms on each annual anniversary of the Effective Date (the "Anniversary Date") unless either Mr. Woodhouse or the Company gives at least twelve months notice of that party's intention to allow the Agreement to expire at the next Anniversary Date. Additionally, in the event of a Change in Control (defined below), the then existing term of the Agreement is extended for two years.

     The Agreement requires the Company to pay Mr. Woodhouse a base salary of $875,000, which may be increased from time to time ("Base Salary"), and an annual bonus with a target of no less than 150% of Base Salary. This annual bonus is not a guarantee but is subject to satisfaction of such performance and other criteria as may be established by the Company's Compensation and Stock Option Committee (the "Committee"). The Agreement also provides for Mr. Woodhouse to receive a restricted stock grant of 125,000 shares (the "Restricted Shares"), which vest 60% on September 15, 2008, 20% on September 15, 2009, and 20% on September 15, 2010, subject to achieving performance criteria that have been established by the Committee relative to Earnings Before Interest, Taxes, Depreciation, Amortization and Rent.

     The Agreement provides that Mr. Woodhouse is entitled to participate in incentive, savings and retirement plans, practices, policies and programs applicable generally to senior executive officers of the Company.

     The Agreement may be terminated at any time by the Company without any liability under the following conditions, each of which constitutes "Cause": (a) fraud or breach by Mr. Woodhouse of securities laws or other willful or grossly negligent acts resulting in investigation by the Securities and Exchange Commission that adversely affects the Company or Mr. Woodhouse's ability to perform his duties, (b) attending work in a state of intoxication or otherwise being found in possession at work of any prohibited drug or substance, (c) personal dishonesty or willful misconduct in connection with his duties, (d) breach of fiduciary duty to the Company involving personal profit, (e) conviction of a felony or a crime involving moral turpitude, (f) material intentional breach by Mr. Woodhouse of any provision of the Agreement or any other Company policy adopted by the Board, or (g) continued failure to perform duties after a written demand from the Board.

     If the Company terminates the Agreement other than for Cause, the Company is required to pay Mr. Woodhouse, in addition to any amounts owed through the date of termination of employment, including a prorated portion of any then existing incentive or bonus plan applicable to Mr. Woodhouse (the "Accrued Obligations"), three times his annual Base Salary payable over twenty-four months. In addition, the Restricted Shares vest and become distributable, subject to the achievement of performance goals through the end of the fiscal quarter prior to the date of termination. With respect to any unvested stock options that would have vested during the term of the Agreement, the Company is required to pay Mr. Woodhouse an amount equal to the difference between the market value and the exercise price(s) of the shares subject to such options. Mr. Woodhouse's participation in the life, medical and disability insurance programs of the Company continues for up to twenty-four months following termination of the Agreement without Cause.

     If Mr. Woodhouse dies during the term of the Agreement, the Company is required to pay to Mr. Woodhouse's estate, in addition to any Accrued Obligations, one year's Base Salary in a lump sum payment. If Mr. Woodhouse becomes disabled during the term of the Agreement, the Company may terminate Mr. Woodhouse's employment. In such event, the Company is required to pay Mr.
Woodhouse, in addition to any Accrued Obligations, an amount equal to the difference, if any, between the Base Salary that would otherwise have been paid during the remainder of the term of the Agreement and the amount of disability benefits paid to Mr. Woodhouse during that time. Additionally, the Restricted Shares vest and become distributable, subject to the achievement of performance goals through the end of the fiscal quarter prior to the date of termination.

     Mr. Woodhouse may also terminate his employment for no reason or Good Reason (as defined below). If Mr. Woodhouse terminates his employment without Good Reason, the Agreement terminates without further obligation to Mr. Woodhouse, other than for payment of the Accrued Obligations. If Mr. Woodhouse terminates his employment for Good Reason, he is entitled to the same benefits he would have received if terminated by the Company without Cause and, if applicable and without duplication, following a Change in Control.

     The following factors constitute "Good Reason": (a) assignment of duties inconsistent in any material respect with Mr. Woodhouse's position, authority, duties or responsibilities or demonstrable diminution in Mr. Woodhouse's position, authority, duties or responsibilities (excluding insubstantial and inadvertent actions remedied promptly after receipt of notice), (b) reduction in Base Salary, (c) reduction in the target bonus (expressed as a percentage of Base Salary), (d) failure by the Company to continue in effect any "pension plan or arrangement" or any "compensation plan or arrangement" (except for across-the-board plan changes or terminations similarly affecting other senior executive officers), (e) requiring Mr. Woodhouse to be based in any office or location more than 50 miles from the Company's current headquarters, (f) material breach by the Company of the Agreement, or (g) failure of any successor company to assume expressly and agree to perform the Agreement.

     In the event of a Change in Control (as defined below) and Mr. Woodhouse is terminated for reasons other than Cause or he voluntarily terminates his employment for Good Reason, the Company is required to pay Mr. Woodhouse, in addition to any Accrued Obligations, three times the sum of: (i) his average annual Base Salary for the three fiscal years prior to the termination; and (ii) the greater of: (x) his actual annual incentive bonus for the fiscal year immediately preceding the date of termination; or (y) his target bonus for the year in which the termination date falls. Also, the Restricted Shares vest and become distributable, subject to the achievement of performance goals through the end of the fiscal quarter prior to the date of termination. With respect to any unvested stock options that would have vested during the term of the Agreement, the Company is required to pay Mr. Woodhouse an amount equal to the difference between the market value and the exercise price(s) of the shares subject to such options. Mr. Woodhouse's participation in the life, medical and disability insurance programs of the Company continues for up to thirty-six months following termination of the Agreement.

     A "Change in Control" means any change in control reportable as required by the federal securities laws, but specifically including: (a) any person becoming a beneficial owner of 35% or more of the Company's voting securities, unless that acquisition was approved or ratified by a vote of at least 2/3 of the members of the Company's Board of Directors (the "Board") prior to the acquisition, (b) all or substantially all of the assets of the Company are sold or transferred, (c) shareholders approve a plan of liquidation or dissolution, or (d) a majority of the members of the Board change (unless approved by majority of those directors who were directors at the beginning of the term of the Agreement).

     The Agreement contains certain business protection provisions that include a requirement that Mr. Woodhouse not disclose confidential information or trade secrets of the Company and a requirement that, during the term of the Agreement and for two years following its termination, Mr. Woodhouse will neither solicit employees of the Company to leave their employment nor hold any position with any entity engaged wholly or in material part in the restaurant or retail business that is similar to that in which the Company or any of its affiliates is engaged.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 1, 2005                        CBRL GROUP, INC.


                                            By: /s/ N.B. Forrest Shoaf
                                               ---------------------------------
                                            Name: N.B. Forrest Shoaf
                                            Title: Senior Vice President,
                                                   Secretary and General Counsel